Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This Amended and Restated Exclusive License Agreement (the "Agreement") is effective on the date of the last signature below ("Restatement Effective Date"), and is by and between Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065 (hereinafter referred to as "MSK"), and Fate Therapeutics, Inc., a Delaware corporation with principal offices located at 3535 General Atomics Court, Suite 200, San Diego, CA 92121 ("LICENSEE"). MSK and LICENSEE are sometimes referred to singly as “Party” and collectively as “Parties”.

TABLE OF CONTENTS

PREAMBLE

ARTICLES:

1	DEFINITIONS
2	GRANT
3	SUBLICENSES
4	DUE DILIGENCE
5	PAYMENTS
6	REPORTS AND RECORDS
7	PATENT PROSECUTION
8	ENFORCEMENT OF PATENT RIGHTS
9	CONFIDENTIALITY
10	INDEMNIFICATION AND PRODUCT LIABILITY
11	REPRESENTATIONS AND WARRANTIES
12	EXPORT CONTROLS
13	NON-USE OF NAMES
14	ASSIGNMENTS
15	PUBLICATION
16	TERMINATION
17	NOTICES AND OTHER COMMUNICATIONS
18	MISCELLANEOUS PROVISIONS
Exhibit A	LICENSED RIGHTS – PATENT RIGHTS AND KNOW-HOW

Exhibit 10.2

WITNESSETH

WHEREAS, MSK owns certain Licensed Rights (as later defined herein) and desires to have the Licensed Rights utilized in the public interest;

WHEREAS, MSK and LICENSEE are parties to that certain Exclusive License Agreement, dated August 19, 2016 (the “Effective Date”), pursuant to which MSK granted LICENSEE a license to certain patent rights and know-how (the “Original Agreement”);

WHEREAS, MSK and LICENSEE now desire to amend and restate the Original Agreement in its entirety with this Agreement as of the Restatement Effective Date;

WHEREAS, concurrent with the execution of the Original Agreement, LICENSEE and MSK entered into a Sponsored Research Agreement (as may be amended in accordance with its terms, the “SRA”), pursuant to which the Parties are conducting a research program and LICENSEE has an option to obtain a license to any MSK Invention (as defined in the SRA) and MSK’s interest as a joint owner in any Joint Invention (as defined in the SRA) and intellectual property rights therein under this Agreement on the terms and conditions that follow;

WHEREAS, concurrent with the execution of the Original Agreement, LICENSEE, MSK and Tfinity Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Company Option Agreement (as may be amended in accordance with its terms, the “Company Option Agreement”), and, concurrent with the execution of this Agreement, LICENSEE, MSK and Tfinity shall enter into a Termination Agreement (the “Termination Agreement”), pursuant to which, among other things, such parties shall terminate the Company Option Agreement effective as of the Restatement Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

Exhibit 10.2

ARTICLE I - DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1

“Affiliate” as used herein in either singular or plural means, with respect to a Party, any corporation, company, partnership, joint venture or other entity, which directly or indirectly Controls, is Controlled by or is under common Control with the specified entity. For purposes of this definition, “Control” of an entity means the direct or indirect ownership or control of at least fifty percent (50%) of the right to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of stock, by contract or otherwise. In any jurisdiction where 50% control is not permitted by applicable law, the “greater than 50%” threshold shall be deemed satisfied by the possession of substantially the maximum percentage allowable in such jurisdiction. With regard to MSK, “Affiliate” shall include, without limitation, Sloan-Kettering Institute for Cancer Research and the Memorial Hospital for Cancer and Allied Diseases.

1.2

“Confidential Information” shall mean, unless otherwise expressly excluded as such pursuant to Article 9, all confidential or proprietary information disclosed by one Party to the other Party relating to and in the performance of this Agreement or any other written agreement between the Parties, including, without limitation, the SRA, including methods of manufacture or use, formulations, clinical data, test results, and research and development plans, whether in oral, graphic, electronic, or any other media or form.

1.3	“Contract Quarter-Year” shall mean the three month periods ending on March 31, June 30, September 30 and December 31 of each year.

1.4	"Field of Use" shall mean all human therapeutic uses.

1.5	“Group 1 Patent Rights” shall mean the Patent Rights arising from any patent or patent application listed in Group 1 in Exhibit A.

Exhibit 10.2

1.6	“Group 2 Patent Rights” shall mean the Patent Rights arising from any patent or patent application listed in Group 2 in Exhibit A.

1.7

“Joint Invention” shall mean any invention that is first conceived and reduced to practice in the course of performance of the research program conducted pursuant to the SRA and is or may be patentable or otherwise protectable under Title 35 of the United States Code, which invention is owned jointly by MSK and LICENSEE.

1.8

“Licensed Invention” shall mean any MSK Invention or Joint Invention for which LICENSEE has exercised its option in accordance with the terms of the SRA to license such MSK Invention or Joint Invention pursuant to this Agreement.

1.9

“Licensed Know-How” means tangible and intangible technical information, materials, inventions, processes, protocols, procedures, formulations, compounds, compositions, devices, methods, formulae, protocols, techniques, algorithms, software, works of authorship, designs, drawings, results, findings, ideas, concepts, creations, discoveries, developments, techniques, processes, know-how, drawings, designs, specifications, data, content, information, formulas, formulations, algorithms, software, and other technologies or subject matter of any kind, in each case, that are Confidential Information of MSK and provided by MSK to LICENSEE, including, without limitation, any of the foregoing relating to any Patent Rights.

1.10	“Licensed Rights” shall mean the Licensed Know-How and the Patent Rights.

1.11	“Licensed Product” shall mean:

(a)

any product, embodiment or material comprising a composition of matter, the making, use, sale, offer to sell, or importation of which would, but for the license granted herein or a statutory exemption such as, but not limited to, that provided by 35 U.S.C. § 271(e)(1), infringe one or more Valid Claim;

Exhibit 10.2

(b)

any currently existing or subsequently developed product, embodiment or material comprising a composition of matter that embodies, contains, incorporates, uses, or is made through the use of, or was in whole or in part derived from, the Licensed Know-How;

(c)

any process, the use of which would, but for the license granted herein or a statutory exemption such as, but not limited to, that provided by 35 U.S.C. § 271(e)(1), infringe one or more Valid Claim; or

(d)	any process that embodies, contains, incorporates, or uses, or was in whole or in part derived from, the Licensed Know-How.

1.12

“License Term” shall mean the term of this Agreement, which will commence on the Restatement Effective Date and expire upon the expiration of the last Royalty Term for all Licensed Product(s), unless earlier terminated pursuant to Article 16 of this Agreement.

1.13

“MSK Invention” shall mean any invention that is first conceived and reduced to practice in the course of performance of the research program conducted pursuant to the SRA and is or may be patentable or otherwise protectable under Title 35 of the United States Code, which invention is owned solely by MSK.

1.14	“Net Sales" means the gross invoiced amount from the sales of Licensed Products by LICENSEE, its Affiliates, or Sublicensees to Customers, less:

(a)	Freight and shipping expense (actual), including insurance, on account of sales of Licensed Products to the extent it is not charged to, or reimbursed by, the Customer;
(b)	Cash, trade or quantity discounts actually granted to Customers that are deducted solely on account of sales of Licensed Products;
(c)

Rebates actually paid, and discounts, allowances and retroactive price reductions actually granted, allowed or incurred, to individual or group purchasers of Licensed Products that are solely on account of the purchase of such Licensed Products;

(d)	Credits issued for returns, rejections, allowances, price adjustments or recalls of Licensed Products;

Exhibit 10.2

(e)

Government-mandated rebates and price reductions, and chargebacks, rebates or fees granted to governmental healthcare organizations, purchasing groups, wholesalers, distributors, selling agents (excluding any sales representatives of a selling party), group purchasing organizations, third party payors, other contractees and managed care entities;

(f)	Fees paid to distributors for the sale by such distributors of Licensed Products to Customers; and
(g)

Taxes (including, but not limited to sales, use, value added, consumption, import, export, excise, tariff and similar taxes), duties and other governmental charges actually incurred, paid or collected and remitted to the relevant tax authority for the sale, export, import, transfer or use of Licensed Products.

No deductions shall be taken or permitted in calculating Net Sales that depend or are based, in whole or in part, on the sale or purchase of any product or service that is not a Licensed Product, including without limitation for the practice commonly known as “bundling.”

“Customer” shall mean an individual or an entity that receives Licensed Product for its own end use or consumption, and not for further sale, transfer, lease, exchange or other disposition.  For clarity, a transaction by and between LICENSEE, Affiliates and Sublicensees, where the intent is to then further sell, transfer, lease, exchange or dispose of Licensed Product to an individual or an entity for such individual’s or entity’s end use or consumption, shall not be considered a sale of a Licensed Product to a Customer.

1.15

"Parent Application" shall mean each unique patent application or invention disclosure listed in Exhibit A denoted as “Parent”.  For clarity, as of the Restatement Effective Date, the patent applications or invention disclosures listed under the heading “Group 1” in Exhibit A contain one Parent Application, and the patent applications or invention disclosures listed under the heading “Group 2” in Exhibit A contain two Parent Applications.

1.16	"Patent Family" means those Patent Rights arising from a particular Parent Application.

Exhibit 10.2

1.17	"Patent Rights" shall mean:

(a)

(i) The U.S. and ex-U.S. patents and patent applications listed in Exhibit A, including any divisionals and continuations of these patents and patent applications; (ii) U.S. and ex-U.S. patents and patent applications covering any MSK Invention that is a Licensed Invention, including any divisionals and continuations of these patents and patent applications; and (iii) MSK’s joint ownership interest in any U.S. and ex-U.S. patents and patent applications covering any Joint Invention that is a Licensed Invention, including any divisionals and continuations of these patents and patent applications;

(b)

U.S. and ex-U.S. patents that issue from or claim priority to any application included in Section 1.17(a), but not including claims in continuation-in-part applications or patents except to the extent provided in (c) below;

(c)	Claims in continuation-in-part applications or patents described in (b) above to the extent that such claims are entitled to priority to patents or patent applications included in Section 1.17(a); and
(d)	Any reissues or re-examinations of patents described in (a), (b), or (c) above.

The Patent Rights described in Section 1.17(a)(iii) and described in Section 1.17(b), (c) and (d) to the extent relating to any patent or patent application included Section 1.17(a)(iii) are referred to as “Joint Patent Rights”.  The Patent Rights other than the Joint Patent Rights are referred to as “MSK Patent Rights”.

1.18

“Royalty Term” shall mean, on a Licensed Product-by-Licensed Product basis and country-by-country basis, the period from the first commercial sale of such Licensed Product in such country to the later of: (i) expiration of the last Valid Claim that would, but for the license granted or a statutory exemption such as, but not limited to, that provided by 35 U.S.C. § 271(e)(1), be infringed by the making, use, sale, offer to sell, or importation of such Licensed Product in such country; (ii) expiration of any market exclusivity period in such country granted by law with respect to such Licensed Product; or (iii) twelve (12) years from the first commercial sale in such country of such Licensed Product.

Exhibit 10.2

1.19

"Royalty Year" shall mean each twelve (12) month period commencing January 1 and ending December 31 during the term of this Agreement.  For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31, and in the year in which this Agreement expires or terminates, the Royalty Year shall be the period of time between January 1 and the last day of the License Term.

1.20	“Sublicensee” means any person or business entity to which LICENSEE has granted a sublicense of the Licensed Rights.

1.21

“Sublicensee Income” means all consideration (e.g., upfront fees, milestone payments, and other similar license fees) received by LICENSEE from a Sublicensee based on the grant to such Sublicensee of a sublicense under the Licensed Rights granted to LICENSEE under this Agreement, but excluding : (a) royalty payments or similar payments based on sales of Licensed Products; (b) payments made for actual costs incurred, or reimbursement of actual costs incurred, as evidenced by written documentation provided to MSK by LICENSEE or its Affiliates in the research and/or development of Licensed Products (including in connection with equipment purchases, manufacturing costs, personnel expenses and patent prosecution, defense, enforcement, maintenance and other intellectual property-related expenses); (c) bona fide loans; (d) payments to purchase capital stock of LICENSEE at fair market value (provided, however, that any premium consideration in excess of fair-market value will not be excluded); and (e) payments at fully-burdened cost for Licensed Products supplied by LICENSEE (or its Affiliate).  It is understood that consideration received by LICENSEE pursuant to manufacturing and/or commercial agreements or arrangements with Sublicensees that is not based on the grant of a sublicense under the Licensed Rights shall not be “Sublicensee Income” for purposes of this Agreement.  Notwithstanding the foregoing, in the event that rights or obligations in addition to the Licensed Rights are licensed or sublicensed by LICENSEE, LICENSEE will equitably apportion any consideration received by LICENSEE in consideration of the sublicense under the Licensed Rights, which shall be included in Sublicensee Income as

Exhibit 10.2

applicable, and any consideration received by LICENSEE in consideration of other rights and obligations, which shall not be included in Sublicensee Income, and LICENSEE shall provide reasonable documentation to MSK in support of such apportionment.

1.22	“Territory” shall mean worldwide.

1.23

“Valid Claim” shall mean (a) an issued and unexpired claim within the Patent Rights, that shall not have been: (i) irretrievably withdrawn, cancelled, abandoned or disclaimed; (ii) held invalid or unenforceable by a court or other appropriate agency of competent jurisdiction in an unappealable decision; (iii) admitted to be invalid, unpatentable or unenforceable through reissue or disclaimer or otherwise; or (iv) lost through an interference, reexamination or reissue proceeding; or (b) a claim in a pending patent application within the Patent Rights which has not been pending for more than seven years or withdrawn, cancelled, abandoned or finally disallowed without the possibility of appeal.

ARTICLE 2 - GRANT

2.1

License Grant.  Subject to the terms and conditions of this Agreement, MSK hereby grants to LICENSEE and its Affiliates a license under the Licensed Rights in the Field of Use to make, have made, use, have used, sell, offer for sale, lease, have leased, import and have imported Licensed Products in the Territory, together with the right to sublicense as provided in Article 3.

2.1.1	Such license, including the right to sublicense, shall be exclusive as to the Group 1 Patent Rights, except as provided in sections 2.2 and 2.3 below; and

2.1.2	Such license shall be nonexclusive as to the Group 2 Patent Rights and Licensed Know-How.

Exhibit 10.2

2.1.3	MSK shall disclose Licensed Know-How to LICENSEE from time to time, as reasonably necessary to facilitate LICENSEE’s practice of the licenses granted herein.

2.2

Reserved Rights.  Notwithstanding anything in this Agreement to the contrary, MSK shall have the right to use the Patent Rights for (i) teaching and education, (ii) non-clinical research, and (iii) care of patients of MSK, its Affiliates, its network facilities, and clinical trial sites that are participating with MSK in a multicenter clinical trial (“Permitted Activities”); and shall have the right to permit others at academic, government, and not-for-profit institutions to use the Patent Rights for the sole purpose of jointly conducting such Permitted Activities with MSK.

2.3	U.S. Government Rights. All rights granted herein are subject to rights of the United States pursuant to 35 U.S.C. § 200 et seq., and implementing regulations and agreements.

2.4

No Implied Rights.   MSK reserves all rights not expressly granted in the Agreement. The licenses granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise, and it is understood that practice of the full scope of the Licensed Rights may not be possible absent the grant of a license to patents not included in the Licensed Rights.

2.5

Future Improvements.   MSK will notify LICENSEE, concurrently with marketing or other communications to third parties, if and when MSK seeks to out-license any inventions which are developed or conceived within [***] of the Restatement Effective Date and dominated by any of the Patent Rights.  MSK will give a proposal by LICENSEE due regard if LICENSEE wishes to seek to negotiate a license to such inventions, and duly consider any such proposal on equal footing with other prospective licensees, but has no obligation to give preference to LICENSEE.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

ARTICLE 3 - SUBLICENSES

3.1

LICENSEE may grant sublicenses (and may amend sublicenses) under the rights granted in Section 2.1 only upon prior written consent of MSK, which will not be unreasonably withheld, conditioned or delayed.  LICENSEE shall incorporate terms and conditions into its sublicense agreements sufficient to comply with the terms and conditions of this Agreement.  LICENSEE shall promptly provide MSK with full executed copies of sublicense agreements (or amendments) and any associated agreements between it and any Sublicensee; provided that such agreement (or amendment) may be redacted to remove confidential information that does not relate to Licensed Products or Licensed Rights.  All such documents shall be deemed Confidential Information of LICENSEE.

3.2

LICENSEE shall remain responsible for performance of all its obligations under this Agreement, notwithstanding the grant of any sublicense, and the Parties agree that such obligations may be satisfied by the performance by one or more Sublicensees.  Any sublicense shall by its terms require that the Sublicensee comply with the provisions of this Agreement that by their terms are required to be performed by a Sublicensee, including without limitation the restrictions, limitations, and obligations of Articles 2, 6, 9, 10, 12, 13 and Sections 4.1, 7.5, 11.3, 11.4, 18.1, and 18.2, mutatis mutandis as applicable to a Sublicensee, and shall provide that MSK is a third-party beneficiary.   Any breach by a Sublicensee shall be considered a breach by LICENSEE.

3.3

LICENSEE shall promptly provide MSK with a copy of any notice of breach, termination, or the like sent to or received from a Sublicensee under any agreement between LICENSEE and such Sublicensee pursuant to which LICENSEE has granted such Sublicensee a sublicense of the Licensed Rights.

ARTICLE 4 - DILIGENCE

4.1	(a)LICENSEE (itself and/or through its Affiliates and Sublicensees) shall use commercially reasonable efforts to (i) bring Licensed Products to the commercial market

Exhibit 10.2

through a diligent program for exploitation of the Licensed Rights, and (ii) continue active, diligent marketing efforts for Licensed Products following Regulatory Approval (as defined below) throughout the License Term.

Without limiting the foregoing, LICENSEE shall meet the following milestones with respect to each Patent Family:

Diligence – Development

•

From the Restatement Effective Date through the [***] of the Restatement Effective Date: LICENSEE, its Affiliates or Sublicensees, alone or together, will actively conduct, for a Licensed Product, (i) technology development and research, (ii) preclinical in vivo testing, or (iii) a Phase 1 clinical trial.

•

From the [***] of the Restatement Effective Date through the [***] of the Restatement Effective Date: during each calendar year, LICENSEE, its Affiliates or Sublicensees, alone or together, will actively conduct, for a Licensed Product, (i) a Phase 1 clinical trial; (ii) a Phase 2 clinical trial, or (iii) a Phase 3 clinical trial; or will have filed for or obtained regulatory approval for a Licensed Product; or will have launched for sale or sold a Licensed Product.

•

From the [***] of the Restatement Effective Date through the [***]: during each calendar year, LICENSEE, its Affiliates or Sublicensees, alone or together, will actively conduct, for a Licensed Product, (i) a Phase 2 clinical trial, or (ii) a Phase 3 clinical trial; or will have filed for or received regulatory approval for a Licensed Product; or will have launched for sale or sold a Licensed Product.

AND

Diligence – Financial

•

From the Restatement Effective Date through the [***] of the Restatement Effective Date: during each calendar year, LICENSEE, its Affiliates or Sublicensees, alone or together, will expend, for development of a Licensed Product, at least $[***].

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

•

From the [***] of the Restatement Effective Date through the [***] of the Restatement Effective Date: during each calendar year, LICENSEE, its Affiliates or Sublicensees, alone or together, will expend, for development of a Licensed Product, at least $[***].

•

From the [***] of the Restatement Effective Date through the termination of the Agreement: during each calendar year, LICENSEE, its Affiliates or Sublicensees, alone or together, will expend, for development or commercialization of a Licensed Product, at least $[***].

For clarity, and notwithstanding anything to the contrary herein, (i) the diligence requirements for each Patent Family will be deemed satisfied by achievement for each Patent Family of the diligence milestone of a single Licensed Product covered by such Patent Family, and (ii) the Parties acknowledge that a particular Licensed Product may be covered by multiple, or all, Patent Families, such that the achievement of a particular milestone with respect to a particular Licensed Product shall be deemed to satisfy the same milestone for all Patent Families covering such Licensed Product.

(b)LICENSEE shall give MSK [***] of the achievement of each of the above specific “Diligence – Development” obligations.  So long as LICENSEE is using commercially reasonable efforts to develop, manufacture or commercialize at least one Licensed Product, if LICENSEE fails to satisfy any of the milestones as set forth in Section 4.1(a), LICENSEE shall notify MSK of the same, and MSK and LICENSEE agree to confer and review the relevance of and reasons for such failure, and to cooperate and use good faith efforts to [***].

(c)LICENSEE’s plan for the development of the Licensed Rights, including, for example, relevant schedules of capital investments needed to implement the plan, financial, equipment, facility plans, number and kind of personnel and time planned for each phase of development of the Licensed Rights for a [***], to the extent formed by LICENSEE, is annexed hereto and made part of this Agreement.  LICENSEE shall provide to MSK, within

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

[***] of each anniversary of the Restatement Effective Date, research and development progress reports and updates to LICENSEE's plan for the development of the Licensed Rights, including projections of activity anticipated for the next reporting year.

(d)LICENSEE shall be [***] responsible (itself or through its Affiliates and Sublicensees), [***], for securing any necessary governmental or regulatory approvals for development, manufacture, and sale of Licensed Products (“Regulatory Approval”). LICENSEE shall advise MSK, through annual reports described in Section 4.1(c) above, of its progress for obtaining said approvals.

4.2	[***].

4.2.1	[***].

4.2.2	[***].

4.2.3	[***].

4.3

If LICENSEE is the subject of a demand, notice, inquiry, or inspection report by a governmental authority or certification agency in relation to any Licensed Product that (i) by its terms directs or contemplates, or may reasonably be expected to require or relate to, suspension or cessation of manufacturing, sale, development, or marketing of Licensed Products, (ii) concerns a recall or potential recall of Licensed Products, (iii) concerns a loss of life or material issue of safety, or (iv) may reasonably be expected to prevent LICENSEE’s compliance with its diligence obligations, then LICENSEE shall provide a copy to MSK without delay and keep MSK reasonably apprised of its response. All such documents provided to MSK shall be deemed Confidential Information of LICENSEE.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

ARTICLE 5 - PAYMENTS

5.1	For the rights, privileges and licenses granted hereunder, LICENSEE shall pay to MSK, in the manner hereinafter provided:

5.1.1Consideration Shares.

(a)

Share Issuance. On the basis of the representations and warranties herein, and upon the terms and subject to the conditions hereof, as consideration under this Agreement and that certain Termination Agreement, LICENSEE agrees to issue to MSK five hundred thousand (500,000) shares (the “Consideration Shares”) of LICENSEE’s common stock, par value $0.001 (the “Common Stock”), and will deliver or cause to be delivered to MSK a certificate representing the Consideration Shares.

(b)	Representations and Warranties of MSK. MSK hereby represents and warrants to LICENSEE:
(i)

MSK is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  MSK has had access to and has acquired sufficient information about LICENSEE to reach an informed and knowledgeable decision to acquire the Consideration Shares.  MSK has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Consideration Shares.

(ii)

MSK is acquiring the Consideration Shares for its own account, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. MSK understands that its

Exhibit 10.2

acquisition of the Consideration Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of MSK’s investment intent as expressed herein. MSK is aware that it may not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Consideration Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(iii)

MSK understands that the Consideration Shares being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that LICENSEE is relying in part upon the truth and accuracy of, and MSK’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of MSK set forth herein in order to determine the availability of such exemptions and the eligibility of MSK to acquire the Consideration Shares.

(iv)

MSK has independently evaluated the merits of its decision to acquire the Consideration Shares pursuant to this Agreement. MSK understands that nothing in this Agreement or any other materials presented to MSK in connection with the acquisition of the Consideration Shares constitutes legal, tax or investment advice.  MSK has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Consideration Shares.

Exhibit 10.2

(c)

Legend. MSK understands that the Consideration Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Consideration Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(d)

Beneficial Ownership.  Immediately prior to the receipt of the Consideration Shares, MSK, together with its affiliates and any other persons acting as a group together with MSK and any of its affiliates, beneficially owned zero (0) shares of Common Stock (as such ownership is calculated pursuant to the rules of The Nasdaq Stock Market).

5.1.2Registration Rights.

(a)	Registration Statement. LICENSEE shall:
(i)

file, and use commercially reasonable efforts to cause to be declared effective, a registration statement with the Securities and Exchange Commission on or before the date [***] following the Restatement Effective Date (the

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

“Registration Statement”) to register the Consideration Shares on Form S-3 under the Securities Act, or on such other form which is appropriate to register such Consideration Shares for resale from time to time by MSK;

(ii)	respond as promptly as reasonably possible to any comments received from the Securities and Exchange Commission with respect to the Registration Statement or any amendment thereto;
(iii)

prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein;

(iv)

furnish to MSK such number of copies of prospectuses in conformity with the requirements of the Securities Act [***], in order to facilitate the public sale or other disposition of all or any of the Consideration Shares by MSK;

(v)

file such documents as may be required of LICENSEE for normal securities law clearance for the resale of the Consideration Shares in such states of the United States as may be reasonably requested by MSK and use its commercially reasonable efforts to maintain such blue sky qualifications during the period LICENSEE is required to maintain effectiveness of the Registration Statement;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

provided, however, that LICENSEE shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi)

upon notification by the Securities and Exchange Commission that that the Registration Statement has been declared effective by the Securities and Exchange Commission, LICENSEE shall file the final prospectus under Rule 424 of the Securities Act;

(vii)	advise MSK promptly:
a.	of the effectiveness of the Registration Statement or any post-effective amendments thereto;
b.	of any request by the Securities and Exchange Commission for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;
c.

of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Consideration Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

d.	of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and

Exhibit 10.2

amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(viii)	use its commercially reasonable efforts to cause all Consideration Shares to be listed on each securities exchange, if any, on which equity securities of LICENSEE are then listed; and
(ix)

bear all expenses in connection with the procedures in paragraphs (i) through (vii) of this Section 5.1.2(a) and the registration of the Consideration Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, [***].

(b)	Indemnification.
(i)

MSK agrees to indemnify and hold harmless LICENSEE (and each person, if any, who controls LICENSEE within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each officer of LICENSEE who signs the Registration Statement and each director of LICENSEE), from and against any losses, claims, damages or liabilities to which LICENSEE (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

out of, or are based upon, any material breach of this Section 5.1.2 by MSK or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of MSK specifically for use in preparation of the Registration Statement, and MSK will reimburse LICENSEE (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

(ii)

LICENSEE agrees to indemnify and hold harmless MSK (and each of MSK’s controlling persons, officers, directors, employees, advisors, and agents) from and against any losses, claims, damages or liabilities to which MSK (or any such controlling persons, officers, directors, employees, advisors, and agents) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Section 5.1.2 by LICENSEE or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein

Exhibit 10.2

or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, unless, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of MSK specifically for use in preparation of the Registration Statement, and LICENSEE will reimburse MSK (and each of its controlling persons, officers, directors, employees, advisors, and agents) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

(c)

Prospectus Delivery. MSK acknowledges that there may be times when LICENSEE must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by LICENSEE and declared effective by the Securities and Exchange Commission, or until such time as LICENSEE has filed an appropriate report with the Securities and Exchange Commission pursuant to the Exchange Act.  MSK hereby covenants that it will not sell any Consideration Shares pursuant to said prospectus during the period commencing at the time at which LICENSEE gives MSK notice of the suspension of the use of said prospectus and ending at the time LICENSEE gives MSK notice that MSK may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period.

(d)

Termination. The obligations of LICENSEE pursuant to Section 5.1.2 hereof shall cease and terminate upon the date all Consideration Shares held by MSK are eligible to be sold pursuant to Rule 144 under the Exchange Act (“Rule 144”) without condition or restriction, including without any

Exhibit 10.2

limitation as to volume of sales, and without MSK complying with any method of sale requirements under Rule 144.
(e)

Information Rights.  With a view to making available to MSK the benefits of Rule 144, and any other rule or regulation of the Securities and Exchange Commission that may at any time permit MSK to sell securities of the LICENSEE to the public without registration or pursuant to a registration statement on Form S-1 or Form S-3, for so long as the LICENSEE is subject to the public reporting requirements of the Exchange Act, the LICENSEE shall, until such time as all Consideration Shares may be sold by MSK without condition or restriction pursuant to Rule 144, including without any limitation as to volume of sales, and without MSK complying with any method of sale requirements under Rule 144:

(i)	make and keep available adequate current public information, as those terms are understood and defined in Rule 144;
(ii)	use commercially reasonable efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the LICENSEE under the Exchange Act; and
(iii)

furnish to MSK, so long as MSK owns any Consideration Shares, forthwith upon request (i) to the extent accurate, a written statement by the LICENSEE that it has complied with the reporting requirements of Rule 144 and the Exchange Act; and (ii) such other information as may be reasonably requested in availing MSK of any rule or regulation of the Securities and Exchange Commission that permits the selling of any such securities without registration or pursuant to Form S-3.

Notwithstanding anything set forth in this Agreement to the contrary, LICENSEE agrees to reasonably cooperate with procedures established by MSK to limit the disclosure of any material non-public

Exhibit 10.2

information to only those specific individuals designated in writing by either MSK or LICENSEE, in each case acting reasonably.

5.1.3	License Fee. LICENSEE shall pay to MSK, within fifteen (15) days after the Restatement Effective Date, a non-refundable, non-creditable upfront fee of five hundred thousand dollars ($500,000).

5.1.4	Running Royalties.
(a)

LICENSEE shall pay to MSK a royalty in an amount equal to [***] (the “Base Rate”) of Net Sales on a Licensed Product-by-Licensed Product and country-by-country basis from the date of first commercial sale of the applicable Licensed Product in the applicable country through the Royalty Term; provided, however, that the Base Rate shall be reduced by [***] for Net Sales of any Licensed Product in any country (i) which qualifies as Licensed Product only under Section 1.11(b), Section 1.11(d) and/or due to the license granted under the Patent Rights set forth in Section 1.17(a)(iii), and/or (ii) absent the license granted herein or any statutory exemption, the making, use, sale, offer to sell, or importation of which Licensed Product in such country would not infringe a Valid Claim of any MSK Patent Right (such royalty rate, as applicable, the “Royalty Rate”).

(b)

If LICENSEE is required to make royalty or similar payments to a third party under an agreement with such third party in connection with the making, using, selling, offering for sale, or importing of any Licensed Product, then [***] of such payments (a “Third Party Payment”) may be offset against the royalty payments due MSK (if applicable) for the corresponding Royalty Year; provided, however, that in no event shall the royalties paid to MSK be reduced by more than [***] of the Royalty Rate.  For the avoidance of doubt,

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

no multiple royalty payments shall be due to MSK because the manufacture, use, importation, offer for sale or sale of a Licensed Product is or shall be covered by more than one Valid Claim or other Licensed Rights under this Agreement.

(c)

In the event that the making, use, sale, offer to sell, or importation of a Licensed Product in a particular country would infringe, but for the license granted herein or a statutory exemption, one or more Valid Claims of more than one Patent Family, the Base Rate applicable to such Licensed Product in such country shall increase by [***] for each such additional Patent Family; provided, however, that [***].  For clarity, this increase shall also apply if more than one Patent Family applies to a Licensed Product that is manufactured in one jurisdiction but sold for final use in a different jurisdiction, e.g., if a patent in one Patent Family pertains to manufacture or composition of a Licensed Product in the jurisdiction in which it is manufactured, and a patent in a second Patent Family pertains to the composition or use of that Licensed Product in a different jurisdiction in which it is sold for final use.

(d)

Notwithstanding anything to the contrary in this Agreement, and subject to Section 5.1.4(c), in the event that, absent the license granted herein or any statutory exemption, the making, use, sale, offer to sell, or importation of a Licensed Product does not infringe one or more Valid Claims within the Group 1 Patent Rights, the Base Rate shall be equal to [***].

5.1.5	[***].

5.1.6	Milestone Payments. LICENSEE shall notify MSK within thirty (30) days of the achievement of any of the following milestones by LICENSEE or Sublicensee and pay

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

to MSK the following milestone payments (“Milestone Payments”) in connection with each Licensed Product:

(a)	[***] dollars ($[***]) upon [***];

(b)	[***] dollars ($[***]) upon [***];

(c)	[***] dollars ($[***]) upon [***];

(d)	[***] dollars ($[***]) upon [***].

Notwithstanding the foregoing, in the event that, absent the license granted herein or any statutory exemption, the making, use, sale, offer to sell, or importation of a Licensed Product does not infringe one or more Valid Claims within the Group 1 Patent Rights [***].

For clarity, a Licensed Product under this Section 5.1.6 shall be a different Licensed Product from a predecessor only if such latter Licensed Product requires a new investigational new drug application for development and commercialization. For example, and without limitation, label expansions for a Licensed Product will not constitute a new Licensed Product for purposes of this Section 5.1.6.

5.1.7

Sublicensing Income. LICENSEE shall pay to MSK the following percentage (“Sublicense Percentage”) of Sublicensee Income (“Sublicense Payments”) in connection with the sublicense of the Licensed Rights to a Sublicensee:

(a)

[***] of Sublicensee Income from a Sublicensee where the grant of the sublicense to such Sublicensee is for a Licensed Product that has not commenced Phase 1 clinical testing at the time the sublicense is first granted;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

(b)

[***] of Sublicensee Income from a Sublicensee where the grant of the sublicense to such Sublicensee was for a Licensed Product that has commenced Phase 1 clinical testing, but has not commenced Phase 3 clinical testing, at the time the sublicense is first granted; or

(c)

[***] of Sublicensee Income from a Sublicensee where the grant of the sublicense to such Sublicensee was for a Licensed Product that has commenced Phase 3 clinical testing at the time the sublicense is first granted.

5.1.8

Enterprise Value Milestone Payments.  Upon [***] (the “Triggering Event”), MSK shall be eligible to receive milestone payments based on the value of the Common Stock and in accordance with this Section 5.1.8. LICENSEE shall notify MSK within [***] of the achievement of any of the following milestone events occurring on or after the Triggering Event and shall pay to MSK the following milestone payments (the “Enterprise Value Milestone Payments”):

(a)	[***] dollars ($[***]) the first time that the Common Stock Ratio (as defined below) reaches or exceeds [***];

(b)	[***] dollars ($[***]) the first time that the Common Stock Ratio reaches or exceeds [***]; and

(c)	[***] dollars ($[***]) the first time that the Common Stock Ratio reaches or exceeds [***].

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

“Common Stock Ratio” means (a) the then-current ten-trading day trailing average closing price of the Common Stock as reported on The Nasdaq Stock Market, divided by (b) the ten-trading day trailing average closing price of the Common Stock as reported on The Nasdaq Stock Market as of the Restatement Effective Date; in each case as equitably adjusted for any stock splits, cash dividends, stock dividends, other distributions, combinations, recapitalizations and the like after the date of this Agreement; provided, that in the event the LICENSEE is no longer listed on The Nasdaq Stock Market or another nationally-recognized exchange of similar standing, clause (a) of this definition shall instead be the value of the Common Stock of the LICENSEE as determined by a mutually agreeable third party valuation firm, which valuation shall occur every six months (the fees and expenses of which shall be shared equally between the LICENSEE and MSK).

Each Enterprise Value Milestone Payment shall be payable only once. Payment by Licensee to MSK of any such Enterprise Value Milestone Payment shall be made in cash payable within [***] days following it becoming due, which shall occur upon the achievement of any milestone event or Change of Control, as applicable.

Notwithstanding anything else in this Section 5.1.8 or the Agreement to the contrary, upon a Change of Control (as defined below) of the LICENSEE during the term of this Agreement, (i) if the Actual Consideration Amount (as defined below) for such Change of Control would trigger an Enterprise Value Milestone Payment (using the Actual Consideration Amount in clause (a) of the definition of Common Stock Ratio), then in connection with such Change of Control the LICENSEE shall pay MSK an amount equal to [***] of such Enterprise Value Milestone Payment (provided the LICENSEE has not already paid such Enterprise Value Milestone Payment prior to such Change of Control) and (ii) if the Calculated Consideration Amount (as defined below) for such Change of Control would trigger an Enterprise Value Milestone Payment (using the Calculated Consideration Amount in clause (a)

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

of the definition of Common Stock Ratio), whether or not in addition to an Enterprise Value Milestone Payment determined pursuant to clause (i) above, then in connection with such Change of Control the LICENSEE shall pay MSK an amount equal to [***] of such Enterprise Value Milestone Payment (provided the LICENSEE has not already paid such Enterprise Value Milestone Payment prior to such Change of Control).

Furthermore, notwithstanding anything else in this Section 5.1.8 or the Agreement to the contrary, following the consummation of a Change of Control of the LICENSEE and the payment of any and all amounts then due (or past due) under this Section 5.1.8, including as a result of such Change of Control, this 5.1.8. shall automatically terminate and be of no further force of effect.

“Change of Control” means (i) any consolidation or merger of the LICENSEE with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the LICENSEE immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the LICENSEE is a party in which in excess of fifty percent (50%) of the LICENSEE’s voting power is transferred; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the LICENSEE or any successor or indebtedness of the LICENSEE is cancelled or converted or a combination thereof, or (iii)  a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the LICENSEE.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

“Actual Consideration Amount” means the per share value of the consideration actually distributed, or received, in respect of each share of Common Stock of the LICENSEE in connection with a Change of Control.  In the event that a Change of Control includes a form of contingent consideration that may, following the closing of such Change of Control, result in additional consideration being distributed, or received, in respect of each share of Common Stock of the LICENSEE in connection with such Change of Control, then in such case the LICENSEE and MSK shall in good faith, and acting reasonably, mutually determine the present value of such contingent consideration (as of the closing of such Change of Control), which shall be included for purposes of determining the Actual Consideration Amount for such Change of Control.

“Calculated Consideration Amount” means the per share value of the consideration actually distributed, or received, in respect of each share of Common Stock of the LICENSEE in connection with a Change of Control, multiplied by 1.5.  In the event that a Change of Control includes a form of contingent consideration that may, following the closing of such Change of Control, result in additional consideration being distributed, or received, in respect of each share of Common Stock of the LICENSEE in connection with such Change of Control, then in such case the LICENSEE and MSK shall in good faith, and acting reasonably, mutually determine the present value of such contingent consideration (as of the closing of such Change of Control), which shall be included for purposes of determining the Calculated Consideration Amount for such Change of Control.

5.2

Payment Terms. Payments due MSK during a Contract Quarter-Year shall be paid to MSK within one hundred twenty (120) days following the end of such Contract Quarter-Year, paid in United States dollars in New York, NY, or at such other place as MSK may reasonably designate consistent with the laws and regulations controlling in any foreign country and provided that such designation does not impose additional costs, fees or payment obligations on LICENSEE.  If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the average

Exhibit 10.2

exchange rate prevailing at the JP Morgan Chase Bank during the Contract Quarter-Year reporting period to which such royalty payments relate.

5.3	Interest. LICENSEE shall pay to MSK interest on any amounts not paid when due at the rate established by the New York CPLR for prejudgment interest in the case of breach of contract.

5.4

Tax Withholding.  Payments shall be made in full, without deduction or withholding for wire transfer fees or currency exchange fees.  The Parties will cooperate to prevent or minimize the need for any withholding, and at the request of LICENSEE, MSK will provide LICENSEE with documents evidencing its tax status in the United States.  Any withholding or other tax that is required by law to be withheld with respect to payments owed by LICENSEE shall be deducted by LICENSEE from such payment prior to remittance, and paid over to the relevant taxing authorities when due.  LICENSEE shall promptly furnish MSK evidence of any such taxes withheld and of payment thereof, and MSK shall seek to obtain the release of withheld amounts from the relevant taxing authority. At MSK’s request, LICENSEE shall provide MSK with reasonable assistance to release amounts withheld that MSK is otherwise entitled to receive pursuant to applicable tax laws and regulations (“Entitled Amounts”).  If the Entitled Amounts are not released to MSK within eighteen (18) months of the payment date, then LICENSEE shall pay to MSK such Entitled Amounts and entitlement to receive such Entitled Amounts from the relevant taxing authority shall be assigned from MSK to LICENSEE (or paid over to LICENSEE by MSK if the taxing authority releases it directly to MSK).

ARTICLE 6 - REPORTS AND RECORDS

6.1

LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to MSK hereunder, and, in the event LICENSEE is not subject to the public reporting requirements of the Exchange Act, for the purpose of MSK’s periodic monitoring of the value of its ownership in LICENSEE.  Said books and records shall

Exhibit 10.2

include, but not be limited to: invoice registers and original invoices, product sales analysis reports, accounting general ledgers, sub-license and distributor agreements, contracts for the sale of Licensed Products, audited financial statements and/or income tax returns, sales tax returns, inventory and production records and shipping documents.  Said books and records, including the original data files, shall be maintained for a period of no less than five (5) years following the period to which they pertain. For the License Term beginning on the first commercial sale of a Licensed Product, and not more than once annually, MSK or its agents shall have the right upon reasonable written notice to inspect such books and records for the purpose of verifying LICENSEE's royalty statement, compliance in other respects with this Agreement, or, in the event LICENSEE is not subject to the public reporting requirements of the Exchange Act, MSK’s periodic monitoring of the value of its ownership in LICENSEE.  Such inspections shall be during normal working hours of LICENSEE.  Should such inspection lead to the discovery of a discrepancy greater than [***] percent ([***]%) or of [***] dollars ($[***]), in reporting to [***], for any [***] period, [***].

6.2

Commercialization Reports.  Beginning on the first commercial sale of a Licensed Product, LICENSEE, within sixty (60) days of the end of each Contract Quarter-Year, shall deliver to MSK true and accurate reports, giving such particulars of the business conducted by LICENSEE and its Sublicensees during the preceding period. The reports shall include at least the following information, to be itemized per Licensed Product by country of sales origin: Product number; Units sold; Gross unit price; Extended gross sales; Deductions; Net Sales; Royalty Rate; Extended royalty dollars due; the portion of Net Sales that was received from Sublicensees; Country of sale; Foreign currency conversion rate; and any other consideration received in the prior Contract Quarter-Year.

ARTICLE 7 - PATENT PROSECUTION; THE LICENSED PATENTS

7.1

Patent Cost Reimbursement. LICENSEE shall pay during the License Term reasonable out-of-pocket expenses borne by MSK for filing, prosecuting and maintaining MSK Patent Rights in accordance with LICENSEE’S rights under Section 7.2 through a patent counsel of MSK’s

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

choice, provided that such patent counsel is reasonably acceptable to LICENSEE. LICENSEE shall reimburse MSK for all historic unreimbursed patent costs related to the MSK Patent Rights within ten (10) days of the Effective Date.  Notwithstanding the foregoing,  with respect to Group 2 Patent Rights, LICENSEE’s share for future filing, prosecuting and maintaining such Group 2 Patent Rights shall be determined pro rata based on the number of other nonexclusive licensees, provided that, in any event such share shall not exceed [***] of the aggregate out-of-pocket expenses borne by MSK for filing, prosecuting and maintaining such Group 2 Patent Rights in accordance with this Agreement, and the amount owed for historic unreimbursed patent costs related to the Group 2 Patent Rights shall be $[***].

7.2	Prosecution Process.

7.2.1

MSK shall prosecute and maintain the MSK Patent Rights in the United States and in such countries as are proposed by MSK and agreed to by LICENSEE, using counsel of MSK’s choice which is reasonably acceptable to LICENSEE.  MSK and its outside counsel will provide LICENSEE reasonable advance opportunities to advise MSK, and MSK agrees to cooperate with LICENSEE, in such filing, prosecution and maintenance. Without limiting the foregoing, MSK will consult with LICENSEE on the prosecution of the MSK Patent Rights and LICENSEE's suggestions and requests regarding patent prosecution will be reasonably considered and included unless MSK reasonably concludes in good faith that they are not beneficial to the MSK Patent Rights.  MSK’s patent attorney(s) will directly copy LICENSEE on all patent correspondence related to the MSK Patent Rights, and MSK shall keep LICENSEE timely informed with regard to the patent application and maintenance processes.  If LICENSEE does not agree to bear the expense of filing or prosecuting patent applications within the Group 1 Patent Rights in any foreign countries in which MSK wishes to obtain patent protection, then MSK may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

7.2.2.

Notwithstanding the foregoing, MSK will not take any actions with respect to the filing, prosecution or maintenance of MSK Patent Rights that would be reasonably expected to  adversely effect LICENSEE’s (i) exclusive rights granted to it by MSK in Section 2.1 under the Group 1 Patent Rights, or (ii) exclusive freedom to develop, manufacture and commercialize Licensed Products under the Group 1 Patent Rights.

7.3

MSK shall provide LICENSEE with copies of all relevant patent prosecution documentation for the MSK Patent Rights, including all patent applications, amendments, related correspondence and other related matters, in a timely manner so that LICENSEE may be informed and to give LICENSEE reasonable opportunity to advise MSK on the continuing prosecution.  LICENSEE agrees to keep this documentation confidential.

7.4

LICENSEE shall, at its own expense, prosecute and maintain the Joint Patent Rights in the United States and in such countries as determined by LICENSEE in consultation with MSK, using counsel of LICENSEE’s choice. LICENSEE shall keep MSK advised as to all developments with regard to filing, prosecution and maintenance of the Joint Patent Rights and shall promptly provide to MSK copies of all documents received and/or filed in connection with the filing, prosecution or maintenance thereof in reasonable time, subject to statutory deadlines.  If LICENSEE advises that it does not wish to pursue or maintain a patent or patent application in the Joint Patent Rights, MSK may continue to prosecute and maintain it at its own expense, and such patent or application shall be excluded from the license granted hereunder if MSK does so, provided that LICENSEE will retain its ownership interests therein.  LICENSEE shall control, at its sole discretion, prosecution of any patents owned solely by LICENSEE.

7.5

The Parties agree that they share a common legal interest in obtaining valid, enforceable patents and that the Parties will maintain confidential all information received pursuant to this Article 7, subject to the rights to use and disclose MSK Patent Rights and Joint Patent Rights as provided in this Agreement and the SRA.

Exhibit 10.2

7.6

LICENSEE shall not challenge the validity or enforceability of any claim within the MSK Patent Rights and shall use its reasonable efforts to cause its Affiliates and Sublicensees to refrain from doing so.  In addition to all other rights and remedies available to MSK for any breach of this provision by LICENSEE, its Affiliates or Sublicensees, in the event that any such challenge by LICENSEE is not successful then LICENSEE shall reimburse MSK for all costs and expenses, including but limited to attorney’s fees, incurred by MSK as a result of defending against such challenge.

ARTICLE 8 - INFRINGEMENT

8.1

Monitoring.  LICENSEE shall use commercially reasonable efforts to monitor third party infringement of the Patent Rights in the Field of Use.  LICENSEE shall keep MSK timely informed of any activities by LICENSEE in regard hereto.

8.2	Actions. This Section 8.2 sets forth the Parties’ right of enforcement and defense solely in in relation to the Group 1 Patent Rights:

8.2.1

First Right.  LICENSEE shall have the first right, but not the obligation, for the initiation, defense, and management of any adversarial legal proceeding relating to the Group 1 Patent Rights in the Field of Use and Territory (including without limitation any declaratory judgment action, patent infringement action or opposition) during the License Term, and will be responsible for all expenses related thereto.  MSK shall join in any such action, at LICENSEE’s request and expense.  LICENSEE may delegate the foregoing rights to its Sublicensee in the territory where such Sublicensee has a sublicense under the Licensed Rights.

8.2.2

Secondary Right. With respect to the Group 1 Patent Rights, if LICENSEE determines with respect to any given third party activity that constitutes a material infringement of any Group 1 Patent Rights or a declaratory judgment action, that LICENSEE does not wish to exercise either of the foregoing rights in Section 8.2.1, LICENSEE shall provide MSK with written notice that LICENSEE declines such right,

Exhibit 10.2

and after receiving such notice, MSK shall have the secondary right to undertake such infringement action or defend against such challenge.

8.3

Cooperation; Settlement.  To the extent either Party conducts any legal proceedings pursuant to Section 8.2 in relation to the enforcement or defense of such Patent Rights in the Field of Use and Territory, it shall retain full control of such proceeding and keep the other Party reasonably informed of such proceedings.  The other Party shall reasonably cooperate, at the expense of the requesting Party.  In any action conducted by MSK, LICENSEE will join as may be requested by MSK, and in any action conducted by LICENSEE, LICENSEE may affect joinder of MSK if MSK is an indispensible or necessary Party under the applicable law.  Each Party agrees that it will not prosecute, settle or otherwise compromise any such legal proceeding in a manner that adversely affects the other Party’s interests without such other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding anything in this Agreement to the contrary, no settlement, consent judgment, or other voluntary final disposition of any action by LICENSEE that admits or impairs the invalidity, unenforceability, or scope of the Patent Rights may be entered into without the prior written consent of MSK in its sole and absolute discretion, and no settlement, consent judgment, or other voluntary final disposition of any action by MSK that admits or impairs the invalidity, unenforceability, or scope of the Joint Patent Rights may be entered into by MSK without the prior written consent of LICENSEE in its sole and absolute discretion.

8.4

Costs and Recoveries.  All costs of any action pursuant to Section 8.2 by either Party to enforce, or to defend against a challenge to, the Group 1 Patent Rights shall be borne by such Party, which shall keep any sums recovered or obtained in connection therewith (whether as damages, reasonable royalties, license fees, or otherwise in judgment or settlement derived therefrom), except that in the case of actions commenced by LICENSEE, the excess of such sums over such costs shall be treated as Net Sales subject to MSK’s rights under this Agreement to collect royalties thereon.  For the avoidance of doubt, LICENSEE may not deduct, from Net Sales any portion of LICENSEE’S costs or expenses related to any investigation, enforcement, defense, judgment or settlement of any such actions.

Exhibit 10.2

8.5

Third Party Patents.  In the event LICENSEE is sued for patent infringement relating to the Patent Rights in the Field of Use and Territory during the License Term, or threatened with such suit, it shall promptly notify MSK.  In any such action, LICENSEE shall be fully responsible for all its costs, including expenses, judgments and settlements; provided, however, that nothing in this Section 8.5 shall relieve MSK of its obligations under this Agreement or otherwise eliminate or reduce MSK’s liability for any breach of this Agreement (including, without limitation, the representations and warranties made by MSK pursuant to Section 11.2).

8.6

Patent Term Extension.  The Parties agree to cooperate in an effort to prevent loss of any extension of the duration of Group 1 Patent Rights which may otherwise be available to the Parties under the Drug Price Competition and Patent Term Restoration Act of 1984, or comparable U.S. or foreign laws, including by executing any documents as may reasonably be required.  The Parties will cooperate with each other in obtaining patent term extension or supplemental protection certificates or their equivalents in any applicable country.

8.7

Other Matters.  For Group 2 Patent Rights, MSK shall have the right, but not the obligation, for the initiation, defense, and management of any adversarial legal proceeding relating to such Group 2 Patent Rights (including without limitation any declaratory judgment action, patent infringement action or opposition) during the License Term, and will be responsible for all expenses related thereto.

ARTICLE 9 - CONFIDENTIALITY

9.1

Restrictions. Each Party agrees that Confidential Information of the other Party disclosed to it or to its employees under this Agreement shall during the term of this Agreement and for [***] thereafter:

(a)	be used only in connection with the legitimate purposes of this Agreement;

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

(b)	be disclosed only to those who have a need to know it for purposes permitted by this Agreement or any other written agreement to which the Parties are both parties;
(c)	be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the Party holding the Confidential Information but no less than reasonable; and
(d)

not be disclosed, divulged or otherwise communicated except with the express written consent of the disclosing Party or as otherwise permitted under this Agreement or any other written agreement to which the Parties are both parties.

9.2	Exclusions. The foregoing Section 9.1 shall not apply to the Confidential Information disclosed to the extent it:
(a)	can be demonstrated to have been in the public domain prior to the date of the disclosure;
(b)	enters the public domain through no fault of the receiving Party;
(c)

was already known to the receiving Party at the time of disclosure as evidenced by written records in the possession of the receiving Party prior to such time (other than as a result of disclosure pursuant to the SRA);

(d)	is subsequently received by the receiving Party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing Party; or
(e)	was independently developed, as established by tangible evidence, by the receiving Party without use of or reference to information or material provided by the disclosing Party.

Notwithstanding the foregoing, a receiving Party may disclose Confidential Information of the disclosing Party if it is required to be disclosed for compliance with court orders, statutes or regulations or audits for compliance with such regulatory requirements, provided that prior to any such disclosure to the extent reasonably practicable and legally permissible, the Party from whom disclosure is sought shall promptly notify the other Party and shall afford such other Party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential

Exhibit 10.2

Information and the disclosing party only discloses such Confidential Information as is legally required to be disclosed.  Further, notwithstanding the foregoing, LICENSEE (or its Affiliate or Sublicensee) may disclose Confidential Information of MSK under terms at least as stringent as set forth between the two Parties in this Agreement: (a) as reasonably needed to prosecute or enforce Patent Rights; (b) to regulatory authorities as reasonably needed to develop and/or obtain or maintain regulatory approvals of Licensed Products; (c) in confidence to its Affiliates, contractors, collaborators, consultants and Sublicensees as reasonably needed to research, develop and/or commercialize Licensed Products; (d) in confidence to prospective sublicensees, strategic partners, merger partners or acquirers, and their respective professional advisors, in connection with evaluation and/or negotiation of possible sublicense, corporate partnering, merger, asset purchase or other similar transactions; (e) as required in order to comply with applicable law or regulations, including securities laws and securities exchange requirements; (f) in confidence to its existing investors and professional advisors and to potential investors and their professional advisors; and (g) as reasonably needed to conduct or defend any litigation relating to this Agreement, the Licensed Products or LICENSEE’s rights hereunder.

9.3Equitable Relief.  Given the nature of the Confidential Information and the competitive damage that could potentially result to the disclosing party upon authorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may, in certain circumstances not be a sufficient remedy for any breach of this Article 9. In addition to all other remedies, under such specific circumstances, the disclosing party may be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 9.

ARTICLE 10 - INDEMNIFICATION, PRODUCT LIABILITY

10.1

LICENSEE will indemnify, defend and hold harmless (and cause its Sublicensees to so indemnify, defend and hold harmless) MSK and its respective trustees, directors, officers, medical and professional staff, employees, students, and agents and their respective successors, heirs, and assigns (each an “Indemnitee”) against all third party claims and expenses (including legal expenses and reasonable attorney’s fees) arising out of: (i) the

Exhibit 10.2

death of or injury to any person or persons, or out of any damage to property, in connection with LICENSEE’s practice of the Licensed Rights; (ii) any claim that LICENSEE’s practice of the Patent Rights infringes third-party intellectual property; (iii) the production, manufacture, sale, use, lease, consumption, or advertisement of Licensed Products by LICENSEE or its Affiliate or Sublicensee hereunder; or (iv) a breach by LICENSEE of any of its representations, warranties or obligations under this Agreement; provided, however, that in each case LICENSEE will not be obligated to indemnify, defend and hold harmless any Indemnitee against any claim, proceeding, demand, expense, or liability to the extent it arises out of, results from, or is increased by MSK’s gross negligence or willful misconduct.

10.2

Indemnitee will promptly give notice to LICENSEE of any claims or proceedings which might be covered by Section 10.1 and LICENSEE will have the right to defend the same, including selection of counsel and control of the proceedings; provided, however, that LICENSEE will not, without the written consent of the Indemnitee, settle or consent to the entry of any judgment with respect to such third party claims: (i) that does not release the Indemnitee from all liability with respect to such third party claim, or (ii) which would reasonably be expected to materially adversely affect the Indemnitee or under which the Indemnitee would incur any obligation or liability, other than one as to which LICENSEE has an indemnity obligation hereunder. MSK agrees to cooperate and provide reasonable assistance to such defense at LICENSEE’s expense. MSK at all times reserves the right to select and retain counsel of its own at its own expense to defend MSK’s interests.

10.3

LICENSEE shall obtain and carry in full force and effect general liability insurance in amounts reasonably consistent with industry standards to protect LICENSEE and MSK in regard to events covered by this Article 10.  Such insurance shall be written by a reputable insurance company, shall list MSK as an additional named insured thereunder, and shall be endorsed to include liability coverage.  The limits of such insurance shall not be less than [***] dollars ($[***]) per occurrence with an annual aggregate of [***] dollars ($[***]) for personal injury, death or property damage.  Within ten (10) days of any request by MSK,

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

LICENSEE shall provide MSK with Certificates of Insurance evidencing primary coverage and additional insured requirements, and LICENSEE will provide MSK thirty (30) days written notice prior to any cancellation or material change in such insurance.

ARTICLE 11 – REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

11.1	Representations and Warranties of Licensee. Licensee hereby represents and warrants to MSK that:

(a)All corporate action on the part of LICENSEE, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of LICENSEE hereunder has been taken.  This Agreement, when executed and delivered, will be valid and binding obligation of LICENSEE enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

(b)

Licensee is not a party to any actions, suits, or proceedings pending or, to Licensee's knowledge, threatened against or affecting Licensee, its officers or directors in their capacity as such or its properties in any court or before any governmental or administrative agency, which would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Licensee hereby represents and warrants to MSK that as of the Restatement Effective Date, the execution and performance of Licensee’s obligations under this Agreement does not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Licensee to any third party.

(c)Licensee hereby represents, warrants and covenants to MSK that Licensed Products shall be manufactured in all material respects in accordance with applicable federal, state and local laws, rules and regulations, including, without limitation, in all material respects in accordance with all applicable rules and regulations of the FDA

Exhibit 10.2

(d)Licensee hereby represents and warrants to MSK that it is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted.  Licensee is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Licensee or its business.

(e)The Consideration Shares issued to MSK pursuant to this Agreement have been, or will be, fully authorized and validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties being made by MSK in this Agreement, issued in compliance with all applicable federal and state securities laws.

11.2	Representations and Warranties of MSK.

(a)

MSK hereby represents and warrants that, to the best of MSK’s knowledge as of the Restatement Effective Date, (i) it is the sole and exclusive owner, appointed agent for licensing or licensee of all right, title and interest in and to the Licensed Rights; and (ii) it has the power and authority to grant the licenses provided for herein to LICENSEE, and that it has not earlier granted, or assumed any obligation to grant, any rights in such Licensed Rights to any third party that have not been waived that would conflict with the rights granted to LICENSEE herein.

(b)

MSK hereby represents and warrants to Licensee that, as of the Restatement Effective Date, to the best of MSK’s knowledge, the execution and performance of MSK’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by MSK to any third party.

Exhibit 10.2

(c)

MSK hereby represents and warrants to LICENSEE that it is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to execute and deliver this Agreement.

11.3	Disclaimer of Warranties.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, merchantability, VALIDITY OF LICENSED RIGHTS, CLAIMS ISSUED OR PENDING OR THAT THE MANUFACTURE, SALE OR USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

11.4	Limitation of Damages.

In no event shall either Party be liable for any consequential, indirect, special, incidental, or punitive damages arising out of or in connection with this Agreement, including but not limited to loss of anticipated profit, from its performance or nonperformance of its obligations under this Agreement.

ARTICLE 12 - COMPLIANCE WITH LAW

12.1

It is understood that MSK is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data

Exhibit 10.2

or commodities to certain foreign countries without prior approval of such agency. MSK neither represents that a license shall not be required nor that, if required, it shall be issued.

12.2

LICENSEE shall use reasonable efforts in all respects conduct its activities under this Agreement, and shall use reasonable efforts to cause its Affiliates and Sublicensees to conduct their activities under this Agreement, in full compliance with all controlling laws and regulations.

12.3	LICENSEE shall, to the extent required by law, substantially manufacture in the United States any Licensed Product to be sold in the United States.

12.4

To the extent required by law, or if the failure to mark would reduce the rights of MSK or LICENSEE to enforce the Patent Rights against infringers, LICENSEE shall mark, and shall use reasonable efforts to cause its Affiliates and Sublicensees to mark, any Licensed Products with the appropriate Patent Rights.

ARTICLE 13 – NON-USE OF NAMES

Neither Party shall use the name of the other Party, nor of any of their employees, nor any adaptation thereof, in any press release, advertising, promotional or sales literature without prior written consent obtained from the other Party in each case. During and after the License Term, neither Party shall utilize or register any trademark, service mark, tradename, or other trade identifier of the other Party, or that contains (in whole or in part) or is confusingly similar to the foregoing, or is a translation of any of the foregoing, without the prior express written consent of the other Party.

Notwithstanding the above, each Party may freely disclose in the ordinary course of business that it has entered into this Agreement and the nature of this Agreement; LICENSEE may state to its actual and prospective investors and strategic partners that LICENSEE is licensed under the Licensed Rights and identify the inventors, their affiliation with MSK (if any); and LICENSEE may comply

Exhibit 10.2

with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws.

ARTICLE 14 – PUBLICATION

Licensee recognizes and accepts that under MSK’s mission as an academic medical center, MSK and its investigators must have a meaningful right to publish without Licensee’s approval or editorial control, subject in all cases to the restrictions and obligations under Article 9 of this Agreement. MSK reserves the right to publish the scientific findings from (i) research related to Licensed Rights by MSK and (ii) clinical use of Licensed Products by MSK.  MSK will submit for review a copy of all proposed publications (including abstracts or submissions of proposed publications to a journal) relating to the Licensed Rights, including Licensed Products, to LICENSEE at least thirty (30) calendar days prior to submission for publication. If no response is received from LICENSEE within those thirty (30) days, it may be conclusively presumed that the publication may proceed without delay. A proposed publication may not contain Confidential Information of LICENSEE or its Affiliates or Sublicensees without LICENSEE’s prior written consent for publication of such Confidential Information, and MSK will remove any such Confidential Information of LICENSEE or its Affiliates or Sublicensees at LICENSEE’s request.   Upon LICENSEE's request, public disclosure shall be delayed up to sixty (60) additional calendar days to enable MSK to secure adequate intellectual property protection of any patentable subject matter contained therein.

ARTICLE 15 - ASSIGNMENT

No Party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other Party, except that (a) either Party shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent: (i) to an Affiliate or (ii) to any third party in connection with the transfer or sale of all or substantially all of its business or assets relating to Licensed Products or Licensed Rights, whether as part of a merger or acquisition, sale of stock, sale of assets or otherwise; and (b) either Party may, without consent of the other Party, freely assign all or any portion of the payments due under this Agreement to a third party. Any successor-in-interest to

Exhibit 10.2

LICENSEE shall be bound by all provisions of this Agreement in the same manner that LICENSEE is bound hereunder.  Except as expressly provided herein, any assignment, delegation or transfer by any Party without the consent of the other Party shall be void and of no effect.

ARTICLE 16 – TERMINATION & EXPIRATION

16.1

Term.  The term of this Agreement is the License Term (as defined in Article 1).  LICENSEE may terminate this Agreement by giving MSK written notice at least ninety (90) days in advance of the effective date of termination designated by LICENSEE.

16.2.

Bankruptcy or Cessation/Enjoinder of Business. MSK may terminate this Agreement upon written notice to LICENSEE if:  (a) LICENSEE becomes insolvent; (b) a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for thirty (30) days; (c) LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period; (d) LICENSEE ceases to do business; or (e) if the enactment of any law, decree, or regulation, or the issuance of any order (including, but not limited to, an injunction), by any governmental authority renders it impracticable or impossible for LICENSEE to perform any of its obligations hereunder.

16.3

Nonpayment. If LICENSEE fails to pay MSK fees, royalties, ongoing patent expenses or other amounts payable hereunder, and such payments remain past due for more than forty-five (45) days, MSK shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE pays to MSK within the thirty (30) day notice period, all fees, royalties and patent expenses, together with any interest due and payable thereon.

16.4

Criminal Activity.  MSK may terminate this Agreement upon immediate written notice to LICENSEE if LICENSEE is convicted in a final judgment of a felony relating to the manufacture, use, or sale of Licensed Products in any jurisdiction where LICENSEE manufactures, uses or sells Licensed Products.

Exhibit 10.2

16.5

Breach.  In addition to any other termination right specified in this Agreement, MSK may terminate this Agreement upon sixty (60) days' written notice to LICENSEE, if LICENSEE materially breaches a provision of this Agreement, unless LICENSEE cures any such breach prior to the expiration of the sixty (60) day period or LICENSEE has taken reasonable steps to cure such breach prior to the expiration of the sixty (60) day period and demonstrated to MSK’s reasonable satisfaction that such breach is likely to be cured within a reasonable time thereafter.  Notwithstanding the foregoing, if LICENSEE materially breaches its diligence obligations under Section 4.1(a) with respect to a specific Patent Family (but not all Patent Families), MSK shall not have the right to terminate this Agreement in its entirety; however, if LICENSEE has not cured, or taken reasonable steps to cure, such breach within sixty (60) days' of receiving written notice from MSK regarding such breach, MSK may, subject to Section 4.1(b), terminate the license granted herein solely with respect to such specific Patent Family and not to any other Patent Family.

16.6

Effect on Sublicensees.  All sublicenses, and rights of Affiliates and Sublicensees, will terminate as of the effective date of termination of this Agreement or, with respect to a partial termination of this Agreement as provided in the last sentence of Section 16.5, all sublicenses and rights of Affiliates and Sublicenses under any such terminated license will terminate as of the effective date of such partial termination; provided, however, that any Sublicensee in good standing with regard to its obligations under its sublicense as of the effective date of termination or partial termination, as applicable, of this Agreement may agree to assume the applicable obligations of LICENSEE hereunder, but limited to the rights granted by LICENSEE to such Sublicensee in terms of territory, scope and other limitations, within forty-five (45) days of such effective date, and at the request of such Sublicensee, such sublicense shall survive termination, or partial termination, as applicable, of this Agreement and be assigned to MSK and MSK shall accept such assignment.  In such case, the obligations of MSK to Sublicensee shall not exceed the obligations of MSK to LICENSEE under this Agreement.

16.7	Expiration of Royalty Term. On a Licensed Product-by-Licensed Product basis and country-by-country basis, the license granted in Article 2 shall become fully paid-up, royalty-free,

Exhibit 10.2

perpetual and irrevocable upon the expiration of the Royalty Term, subject to the payment of all applicable amounts due under Section 5.1(c).

16.8	Survival. Upon any expiration or termination of this Agreement, the following shall survive:
(a)	any provision expressly indicated to survive;
(b)	any liability which any Party has already incurred to another Party prior to expiration or termination;
(c)	LICENSEE’s reporting and payment obligations for activities occurring prior to expiration or termination, and MSK’s audit rights; and
(d)Articles 9, 13, 17, and 18, and Sections 10.1, 10.2, 11.3, 11.4, 16.6, 16.7, and 16.8.

ARTICLE 17 - NOTICES AND OTHER COMMUNICATIONS

Except for payments, each notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such Party at its address below or as it shall designate by written notice given to the other Party:

In the case of MSK:

Memorial Sloan Kettering Cancer Center

Office of Technology Development

If by mail:         1275 York Ave., Box 524

                             New York, NY 10065

If by courier:    600 Third Avenue, 16th floor

                             New York, NY 10016

Attn:  Vice President, Technology Development

Tel:  1-212-639-6181 (not for notice)

Fax:  1-212-888-1120 (not for notice)

With copies to:

Memorial Sloan Kettering Cancer Center

Office of General Counsel

Exhibit 10.2

If by mail:          1275 York Ave.

                              New York, NY 10065

If by courier:     1275 York Ave.

                               New York, NY 10065

Attn:  General Counsel

Tel:  1-212-639-5800 (not for notice)

Fax:  1- 212-717-3517 (not for notice)

In the case of LICENSEE:

Fate Therapeutics, Inc.

Office of General Counsel

If by mail:          3535 General Atomics Court, Suite 200

                              San Diego, CA 92121

If by courier:     3535 General Atomics Court, Suite 200

                              San Diego, CA 92121

Attn:  General Counsel

Tel:  1-858-875-1800 (not for notice)

Fax:  1-858-875-1843 (not for notice)

With copies to:

Fate Therapeutics, Inc.

Office of Chief Financial Officer

If by mail:          3535 General Atomics Court, Suite 200

                              San Diego, CA 92121

If by courier:     3535 General Atomics Court, Suite 200

                              San Diego, CA 92121

Attn:  Chief Financial Officer

Tel:  1-858-875-1800 (not for notice)

Fax:  1-858-875-1843 (not for notice)

Exhibit 10.2

ARTICLE 18 - MISCELLANEOUS PROVISIONS

18.1

This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without giving effect to any choice/conflict of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was filed or granted.

18.2

The state and federal courts located in New York County, New York, shall have exclusive jurisdiction of any claims or actions between or among the Parties arising out of or relating to this Agreement, and each Party consents to venue and personal jurisdiction of those courts for the purpose of resolving any such disputes.

18.3

Severability.  Except to the extent a provision is stated to be essential, or otherwise to the contrary, the provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18.4

Waiver.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

18.5

Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

18.6

Force Majeure.  Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party to the extent such the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions

Exhibit 10.2

(except if imposed due to or resulting from the Party’s violation of law or regulations), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a force majeure excuse performance for a period of more than six months.  For clarity, a failure to obtain funding shall not constitute a force majeure event.

18.7

Entire Agreement.  This Agreement, including its attachments and exhibits (which attachments and exhibits are incorporated herein by reference), constitutes the entire understanding among and between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether written, oral or otherwise with respect to the subject matter hereof. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

18.8

Relationship between the Parties.  The relationship between the Parties under this Agreement is that of independent contractors.  Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between any of the Parties. No Party is a legal representative of any other Party, and no Party can assume or create any obligation, liability, representation, warranty or guarantee, express or implied, on behalf of another Party for any purpose whatsoever.

18.9

Construction and Interpretation.  Words (including defined terms) denoting the singular shall include the plural and vice versa.  The words “hereof”, “herein”, “hereunder” and words of the like import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  The term “include” (and any variant thereof), and the giving of examples, shall not be construed as terms of limitation unless expressly indicated by the context in which they is used.  The headings in this Agreement shall not affect its interpretation.  Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other

Exhibit 10.2

rights or remedies provided by law or otherwise.  Each of the Parties has had an opportunity to consult with counsel of its choice.  Each provision of this Agreement shall be construed without regard to the principle of contra proferentum.  If any provision of this Agreement is held to be invalid or unenforceable the validity of the remaining provisions shall not be affected. The Parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the Parties when signing this Agreement.  This Agreement was negotiated, and shall be construed and interpreted, exclusively in the English language.

[Signature page follows.]

Exhibit 10.2

IN WITNESS WHEREOF, authorized representatives of the Parties have executed this Agreement, effective as of the date of the last signature below.

FATE THERAPEUTICS, INC. By:_/s/ Scott Wolchko________________________ Name: Scott Wolchko Title: President & CEO Date: May 15, 2018

MEMORIAL SLOAN KETTERING CANCER CENTER

By:_/s/ Gregory Raskin, M.D.____________________

       Name: Gregory Raskin, M.D.

       Title:    Vice President, Technology Development

    Memorial Sloan Kettering Cancer Center

       Date:   May 14, 2018

Exhibit 10.2

Exhibit A

Patent Rights – Group 1

Parent: SK2013-003

MSK Reference	Owner	Country	Stage	Application No.
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Patent Rights – Group 2

Parent: [***]

MSK Reference	Owner	Country	Stage	Application No.
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

Parent: [***]

MSK Reference	Owner	Country	Stage	Application No.
[***]	[***]	[***]	[***]	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.